Exhibit 99.1


 Hungarian Telephone and Cable Corp. Announces Filing of Amended and
               Restated 2006 Annual Report on Form 10-K and Its 1st Quarter 2007 Quarterly Report on Form 10-Q



    SEATTLE--(BUSINESS WIRE)--May 25, 2007--Hungarian Telephone and Cable Corp. (AMEX:HTC) announced today that it has filed an amended and restated Annual Report on Form 10-K for the year ended December 31, 2006, to amend and restate financial statements and other financial information for the years 2006, 2005 and 2004, and financial information for the years 2003 and 2002, and for each of the quarters in the years 2006 and 2005.

    During the preparation of its quarterly report on Form 10-Q for the quarterly period ended March 31, 2007, Hungarian Telephone and Cable Corp. ("HTCC") determined that it had misapplied Statement of Financial Accounting Standards (SFAS) No. 133, "Accounting for Derivative Instruments and Hedging Activities," as amended (which HTCC adopted from January 1, 2001), in connection with warrants that HTCC issued in 1999 to purchase 2,500,000 shares of HTCC's common stock. HTCC's statements of operations since the adoption of SFAS No. 133 did not reflect the changes in the fair market value of the warrants ("marking to market") as the fair market value of HTCC's common stock fluctuated. The Company also corrected the computation of diluted earnings per share with respect to such warrants.

    The estimated net cumulative effect since 2001 is a non-cash charge of approximately $4.2 million as of December 31, 2006. The warrants were exercised on March 28, 2007.

    Due to the restatement, HTCC delayed the filing of its quarterly report on Form 10-Q for the quarterly period ended March 31, 2007 (the "Quarterly Report") with the SEC. HTCC has now filed its Quarterly Report.

    RESULTS FOR FIRST QUARTER

    For the quarter ended March 31, 2007, HTCC reported gross revenues of $49.1 million compared to $45.5 million for the quarter ended March 31, 2006. Adjusted EBITDA was $14.2 million for the period ended March 31, 2007 compared to $15.1 million for the quarter ended March 31, 2006.

    HTCC gross revenues and net loss attributable to common stockholders, determined in accordance with U.S. generally accepted accounting principles (GAAP), were $49.1 million and $(54.6) million, respectively, for the three months ended March 31, 2007. HTCC's results were affected by two non-cash charges during the period. The first was a loss on derivative financial instruments undertaken in connection with the acquisition of Invitel to hedge the exposure to foreign currency and interest rate risk. HTCC has recorded a loss due to movements of the fair value of those instruments amounting to $44.3 million. The second was a loss of $15.1 million resulting from the change in the fair value of the warrants owned by TDC. The warrants were exercised on March 28, 2007, when TDC exchanged HTCC's $25 million notes for equity. The estimated fair values of HTCC's derivative financial instruments are provided by the counterparty to the instruments and represent the estimated amounts that HTCC would pay or receive to terminate the contracts.

    A reconciliation of the GAAP to Non-GAAP financial measure has been provided in the financial statement tables included in the press release. An explanation of these measures is also included below under the heading "Non-GAAP Financial Measure".

    RESTATED FINANCIAL RESULTS FOR 2006

    As a result of such restatement, HTCC's Net Income Attributable to Common Stockholders for 2006 increased from $17.7 million, as previously reported, to $21.0 million, as restated. Earnings per common share (basic) increased from $1.38 per share, as previously reported, to $1.64 per share, as restated. Earnings per common share (diluted) increased from $1.24 per share, as previously reported, to $1.34 per share, as restated. The income from operations remained unchanged at $32.6 million.

    RESTATED FINANCIAL RESULTS FOR 2005

    As a result of such restatement, HTCC's Net Income Attributable to Common Stockholders for 2005 decreased from $2.8 million, as previously reported, to $1.3 million, as restated. Earnings per common share (basic) decreased from $0.22 per share, as previously reported, to $0.10 per share, as restated. Earnings per common share (diluted) decreased from $0.20 per share, as previously reported, to $0.10 per share, as restated. The income from operations remained unchanged at $30.0 million.

    RESTATED FINANCIAL RESULTS FOR 2004

    As a result of such restatement, HTCC's Net Income Attributable to Common Stockholders for 2004 decreased from $16.1 million, as previously reported, to $11.3 million, as restated. Earnings per common share (basic) decreased from $1.30 per share, as previously reported, to $0.91 per share, as restated. Earnings per common share (diluted) decreased from $1.25 per share, as previously reported, to $0.88 per share, as restated. The income from operations remained unchanged at $20.1 million.

    AMEX COMPLIANCE

    As a result of the filing of its Quarterly Report, HTCC is now back in compliance with the continued listing standards of the American Stock Exchange.

    NON-GAAP FINANCIAL MEASURE

    HTCC uses Adjusted EBITDA, a non-GAAP financial measure, in evaluating its performance. A reconciliation of the differences between this non-GAAP financial measure and the most comparable financial measure calculated and presented in accordance with GAAP is included in the table that follows. The non-GAAP financial measure referred to in this press release is by definition not a measure of financial performance under generally accepted accounting principles and is not an alternative to operating income or net income/loss reflected in the statement of operations and is not necessarily indicative of cash available to fund all cash flow needs. This non-GAAP financial measure used by HTCC may not be comparable to similarly titled measures of other companies.

    Adjusted EBITDA is EBITDA adjusted for foreign exchange gains/loss, fair value changes on derivative financial instruments, stock based compensation expense and other, net.

    Management uses this non-GAAP financial measure for various purposes including: measuring and evaluating the Company's financial and operational performance; making compensation decisions; planning and budgeting decisions; and financial planning purposes. HTCC believes that presentation of this non-GAAP financial measure is useful to investors because it (i) reflects management's view of core operations and cash flow generation upon which management bases financial, operational, compensation and planning decisions and (ii) presents a measurement that investors and lending banks have indicated to management is important in assessing HTCC. While HTCC utilizes this non-GAAP financial measure in managing its business and believes that it is useful to management and to investors for the reasons described above, this non-GAAP financial measure has certain shortcomings. In particular, Adjusted EBITDA does not take into account changes in working capital and financial statement items below income from operations, and the resultant effect of these items on HTCC's cash flow. Management compensates for the shortcomings of this measure by utilizing it in conjunction with their comparable GAAP financial measures.

    The information in this press release should be read in conjunction with the financial statements and footnotes contained in our documents to be filed with the U.S. Securities and Exchange
Commission.

    ABOUT HUNGARIAN TELEPHONE AND CABLE CORP.

    Hungarian Telephone and Cable Corp. is the leading alternative telecommunications service provider in the Republic of Hungary with a presence in other countries in Central and Eastern Europe.

    Note: This press release contains forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. These and all forward-looking statements are only predictions or statements of current plans that are constantly under review by the Company. Such statements are qualified by important factors that may cause actual results to differ from those contemplated, including as a result of those factors detailed from time to time in the Company's Securities and Exchange Commission filings. The foregoing information should be read in conjunction with the company's filings with the U.S. Securities and Exchange Commission including, but not limited to, reports on Forms 10-K and 10-Q. The company has no obligation to update or revise these forward-looking statements to reflect the occurrence of future events or circumstances.


                 Hungarian Telephone and Cable Corp.
                         Financial Highlights
                            (In Millions)

                         Statements of Income

                                      Three Months      Three Months
                                         Ended              Ended
                                       March 31,          March 31,
                                         2007               2006
                                     --------------    ---------------
                                      (unaudited)        (unaudited)
                                                        (as restated)

Gross revenues                         $      49.1      $        45.5
Costs of sales                                20.7               18.1
                                     --------------    ---------------
Gross margin                                  28.4               27.4

Income from Operations                         6.7                8.3

Interest Expense                               3.8                3.4

Fair Value Changes on
 Derivative Financial
 Instruments (Loss) Gain                     (59.3)               2.1

Net Loss                               $     (54.6)     $        (0.8)


                            Balance Sheets

                                         Period Ended   Period Ended
                                           March 31      December 31
                                            2007            2006
                                        -------------- ---------------
                                         (unaudited)    (as restated)

Current Assets                              $    77.3       $    79.8
Property, Plant and Equipment, net              182.5           180.3
Total Assets                                    344.5           332.8

Total Current Liabilities                        53.0           121.1
Long Term Debt                                  151.8           115.3
Total Stockholders Equity                        88.8            87.0
Total Liabilities and
     Stockholders Equity                    $   344.5       $   332.8


            Reconciliation of Non-GAAP Financial Measure:
                    Net Result to Adjusted EBITDA
                            (In Millions)

                                         First Quarter   First Quarter
                                             Ended           Ended
                                           March 31,       March 31,
                                             2007            2006
                                          (unaudited)     (unaudited)
                                                         (as restated)

Net loss                                    $    (54.6)     $    (0.8)
Income tax expense                                 1.7            0.8
Interest income                                   (0.5)          (0.2)
Interest expense                                   3.8            3.4
Financing expense (a)                             56.3            5.1
Depreciation and amortization                      7.4            6.3
                                        ---------------  -------------
EBITDA                                            14.1           14.6
Stock based compensation charge (non-
 cash)                                             0.1            0.5
                                        ---------------  -------------
Adjusted EBITDA                             $     14.2      $    15.1
                                        ===============  =============


(a) Financing expense includes fair value changes on derivative financial instruments and foreign exchange gains and losses.


    CONTACT: Hungarian Telephone and Cable Corp.
             Robert Bowker, Chief Financial Officer
             Hungary: (011) 361-801-1374
             U.S.: (206) 654-0204